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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        October 1, 2004
                                                --------------------------------


                           Acacia Research Corporation
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             (Exact name of registrant as specified in its charter)


            Delaware                     000-26068               95-4405754
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  (State or other jurisdiction          (Commission           (IRS Employer
        of incorporation                File Number)        Identification No.)


  500 Newport Center Drive, Newport Beach, CA                  92660
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   (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code        (949) 480-8300
                                                    ----------------------------


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1         REGISTRANT'S BUSINESS AND OPERATIONS

         ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 1, 2004, our subsidiary, Combimatrix Corporation, a Delaware corporation, entered into the following material agreements with Leuchemix, Inc., a California corporation, made outside the ordinary course of business:

         1. Series A Preferred Stock Purchase Agreement (the "Purchase Agreement");

         2.       Investor Rights Agreement;

         3.       Voting Agreement; and

         4.       Right of First Refusal and Co-Sale Agreement.

The foregoing documents are collectively referred to in this report as the "Transaction Documents."

         No material relationship exists between our company or any of its affiliates and Leuchemix, Inc., other than the foregoing agreements.

         We entered into the Transaction Documents to purchase 3,137,500 shares of Series A Preferred Stock of Leuchemix, Inc., over a two-year period for a total purchase price of $4,000,000, and to define the rights and protections we have as a preferred stockholder. Except for a potential reimbursement of recordkeeping expenses as provided in the Investor Rights Agreement described below, our financial liability is limited to the purchase price of the stock. No broker fees or commissions are due from us, and we are not obligated to pay any costs or expenses to Leuchemix.

         Purchase Agreement
         ------------------

                  PURCHASE OF SERIES A PREFERRED STOCK

         Pursuant to the Purchase Agreement, we are obligated to purchase 3,137,500 shares of preferred stock for approximately $4,000,000, over a two-year period, as follows:

         ------------------------- -------------------- -----------------------
         Date*                     Amount               Shares
         ------------------------- -------------------- -----------------------

         ------------------------- -------------------- -----------------------
         Q4-2004 (Initial          $250,000.24          196,094
         Closing)
         ------------------------- -------------------- -----------------------
         Q1-2005                   $250,000.24          196,094
         ------------------------- -------------------- -----------------------
         Q2-2005                   $350,000.85          274,532
         ------------------------- -------------------- -----------------------
         Q3-2005                   $500,000.48          392,188
         ------------------------- -------------------- -----------------------
         Q4-2005                   $500,000.48          392,188
         ------------------------- -------------------- -----------------------
         Q1-2006                   $650,000.12          509,844
         ------------------------- -------------------- -----------------------
         Q2-2006                   $750,000.72          588,282
         ------------------------- -------------------- -----------------------
         Q3-2006                   $749,995.62          588,278
         ------------------------- -------------------- -----------------------

         ------------------------- -------------------- -----------------------
         Total                     $3,999,998.75        3,137,500
         ------------------------- -------------------- -----------------------

         *Each purchase is required to occur during the first five business days of the applicable calendar quarter.

On October 1, 2004, we closed the initial purchase of 196,094 shares for approximately $250,000.


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         Leuchemix has authorized for issuance an aggregate of 3,137,500 shares of Series A Preferred Stock. Therefore, pursuant to the terms of the Purchase Agreement, we will purchase all of the Series A Preferred Stock. As of October 1, 2004, 3,137,500 shares of Series A Preferred Stock represents one-third of the total issued and outstanding shares of voting stock of Leuchemix. We currently hold 196,094 shares, or approximately 3.8% of the total issued and outstanding shares of voting stock of Leuchemix.

                  SERIES A PREFERRED STOCK PREFERENCES

         The designated rights and preferences of the Series A Preferred Stock are set forth in the amended articles of incorporation of Leuchemix, available to the public from the California Secretary of State. The significant rights and privileges of the Series A Preferred Stock are as follows:

                  1. LIQUIDATION. Upon dissolution of Leuchemix, we will be entitled, as a holder of the Series A Preferred Stock, to receive a return of our purchase price of $1.2749 per share prior to a distribution of any assets or proceeds to any other shareholder, either common or preferred. Any remaining assets shall be distributed to the holders of common stock. Any acquisition of Leuchemix by merger or other reorganization that results in the then-existing stockholders of Leuchemix owning less than a majority of the surviving company shall be deemed a liquidation, and we will be entitled to receive stock in the surviving entity with a value equal to the foregoing liquidation preference.

                  2. DIVIDENDS AND DISTRIBUTIONS. As a holder of the Series A Preferred Stock, we are entitled to receive an annual dividend equal to $0.0765 per share during any year in which dividends are declared on the common stock, plus an additional distribution in an amount equal to the distribution made to the holders of the common stock. Payment of dividends is within the sole discretion of the board of directors of Leuchemix.

                  3. CONVERSION. Each share of Series A Preferred Stock may be converted at any time into one share of common stock. The number of shares of common stock into which each share of Series A Preferred Stock may be converted shall be adjusted to account for stock splits, stock dividends, recapitalizations and reorganizations and the like. In addition, the Series A Preferred Stock has price-based antidilution protection such that if Leuchemix sells equity securities at a price per share less than the price per share paid for the Series A Preferred Stock, then the conversion ratio of the Series A Preferred Stock shall be adjusted on a proportional basis pursuant to a broad-based weighted-average formula to provide additional shares of common stock upon the conversion of the Series A Preferred Stock.

                  4. VOTING RIGHTS. Each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of common stock that would be issued if the preferred stock were converted on the record date. In addition, for so long as the outstanding number of shares of Series A Preferred Stock is at least 5% or greater of the total number of shares of common stock, on an as-converted basis, then the holders of the Series A Preferred Stock shall be entitled to elect, remove and replace one director.

                  5. CONTROL OVER MAJOR EVENTS. For so long as at least 50% of the total number of Series A Preferred Stock issued at any given time remain outstanding (for example, stock that has been issued but has not been converted or redeemed), then Leuchemix (a) cannot take any of the following actions without unanimous approval of the board of directors or the prior written consent of a majority of the holders of the Series A Preferred Stock: (i) redeem the preferred or common stock, except in limited circumstances, (ii) pay dividends, (iii) adopt or modify any stock option, bonus or other similar plans, or (iv) enter into any material transaction with related parties; and (b) cannot take the following actions without the prior written consent of a majority of the holders of the Series A Preferred Stock: (i) amend the Series A Preferred Stock preferences, (ii) increase or decrease the total number of authorized shares of Series A Preferred Stock.


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         Investor Rights Agreement
         -------------------------

         The purpose of the Investor Rights Agreement is to provide us with registration rights for the resale of common stock issued upon conversion of the Series A Preferred Stock, to provide us with a pro rata right of first refusal on future unregistered sales of securities by Leuchemix and to require Leuchemix to comply with certain corporate governance policies and procedures, including limitations on vesting periods for employee stock option plans. During Leuchemix's 2005 and 2006 fiscal years, we are obligated to reimburse Leuchemix for its cost in complying with the recordkeeping requirements in excess of $40,000 per year.

         If Leuchemix makes a registered public offering of its common stock, then subject to certain standard conditions, it must offer to include the resale of the common stock issued upon conversion of the Series A Preferred Stock. We are also entitled to demand registration of the resale of such common stock following 180 days after Leuchemix's first public offering. In addition, we are entitled to demand registration of the resale of such common stock at any time that Leuchemix is eligible to use a Form S-3 registration statement, provided the offering is at least $1 million in the aggregate. To qualify under Form S-3, Leuchemix must, among other things, be a reporting company under the Securities and Exchange Act of 1934. Leuchemix is not such a reporting company at this time and has no immediate plans to become a reporting company. We do not anticipate exercising any of the foregoing registration rights in the near future.

         Right of First Refusal and Co-Sale Agreement
         --------------------------------------------

         The purpose of the Right of First Refusal and Co-Sale Agreement is to prevent the sale of the common or preferred stock of Leuchemix to third parties in a private sale without first offering it to Leuchemix and then to the other shareholders. If any holder of common stock or Series A Preferred Stock intends to transfer its stock, then such holder must first offer it to Leuchemix, and if Leuchemix declines to purchase the stock, then offer it to all the other holders of common stock and Series A Preferred Stock. This agreement terminates upon the closing of an initial public offering of securities of Leuchemix, dissolution, or an acquisition of Leuchemix by merger or other reorganization that results in the then-existing stockholders of Leuchemix owning less than a majority of the surviving company.

         Voting Agreement
         ----------------

         The purpose of the Voting Agreement is to (a) limit the voting rights of the holders of the Series A Preferred Stock to the following major decisions:
(i) altering the rights of the Series A Preferred Stock, or (ii) increasing or decreasing the number of authorized shares of Series A Preferred Stock, and (b) require all the holders of the Series A Preferred Stock to convert them into common stock if the board of directors of Leuchemix (including the director elected by the holders of the Series A Preferred Stock) unanimously recommend conversion as being in the best interest of both Leuchemix and the holders of the Series A Preferred Stock. To accomplish the foregoing, the holders of the Series A Preferred Stock are required to vote in accordance with the majority of common stock, except with respect to the major decisions noted above. This agreement terminates upon the closing of an underwritten public offering or an acquisition of Leuchemix by merger or other reorganization that results in the then-existing stockholders of Leuchemix owning less than a majority of the surviving company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ACACIA RESEARCH CORPORATION,
                                         a Delaware corporation


Date:  October 7, 2004                   By: /s/ Paul R. Ryan
                                             -----------------------------------
                                             Paul R. Ryan,
                                             Chairman and Chief Executive Office


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